Exhibit 10.17(d)

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is entered into as of June 30, 2011 by and among ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation, the Lenders signatory hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 24, 2010 (as previously amended, the “Credit Agreement”).  Borrower, Administrative Agent and Required Lenders desire to amend the Credit Agreement in the manner set forth below.  All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Required Lenders hereby agree as follows:

1.             Section 1.01.  Section 1.01 of the Credit Agreement is amended to (a) amend or delete certain existing defined terms and (b) add certain additional defined terms as follows:

(a)           The following defined terms are hereby amended in their entirety to read as follows:

“Adjusted EBITDA” means, as of the end of a quarter, EBITDA plus the following (determined on a consolidated basis) for the period during which EBITDA was calculated:  (i) 2010 and 2011 IPO related non-capitalized expenses up to a maximum of $2,000,000; (ii) 2010 and 2011 legal expenses incurred directly in connection with the Evergreen Aviation litigation, the litigation with Borrower’s prior owners, the litigation in Italy relating to the 2005 helicopter crash and the appeal of the IRS audit relating to Borrower’s 2005 and 2006 tax years, up to an aggregate maximum of $2,000,000 for any twelve month period; and (iii) for Borrower’s quarter ended December 31, 2010, $11,600,000.  For each calculation of Adjusted EBITDA made as of the end of the quarters ending June, September and December, 2011 and March, 2012, Adjusted EBITDA shall also include an amount equal to the New Subordinated Debt and any additional Subordinated Debt incurred pursuant to Section 7.13(e).

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) transactions under Hedge Contracts or (h) the Ex-Im Facility.

“Fourth Quarter 2010 Charges” means charges against Borrower’s net income taken in Borrower’s quarter ended December 31, 2010 consisting of the following:  (i) up to $10,000,000 related to the Evergreen Aviation litigation; (ii) up to $800,000 related to an account receivable from the United States Forest Service; and (iii) up to $800,000 related to an account receivable from Canadian Revenue Agency.

“Funded Indebtedness” means, for any period, without duplication, the total (determined on a consolidated basis) for Borrower and Subsidiaries of all:  (a) obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) purchase money Indebtedness; (c) direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business that have not been outstanding for more than 120 days); (e) obligations with respect to Attributable Indebtedness; (f) guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person; provided, however, “Funded Indebtedness” shall not include the Subordinated Debt or any credit extended under the Ex-Im Facility.

“Subordinated Debt” means any unsecured promissory note of Borrower subordinated to the Obligations in a manner acceptable to the Administrative Agent in its sole discretion, having a maturity date no earlier than five years after issuance and providing for no cash payments of any type or nature before maturity, including, without limitation, the Collateral Subordinated Debt and the New Subordinated Debt.

(b)           The following new defined terms are hereby added to the Credit Agreement:

“Collateral Subordinated Debt” means Borrower’s obligations evidenced by those certain promissory notes dated June 30, 2011 to ZM Private Equity Fund I, L.P. in the initial principal amount of $700,000 and to ZM Private Equity Fund II, L.P. in the initial principal amount of $300,000 and subordinated to the Obligations in a manner acceptable to the Administrative Agent in its sole discretion, the proceeds of which will be used to fund the collateral account included in the Ex-Im Bank Collateral.

“Ex-Im Bank Collateral” means the following, to the extent Wells Fargo (or its successor as lender under the Ex-Im Facility) has been granted a security interest therein to secure Borrower’s obligations under the Ex-Im Facility:

(i) funds in the collateral account maintained at Wells Fargo for the purpose of providing security for the Ex-Im Facility, currently account no. 4124224130; (ii) all of Borrower’s rights with respect to each contract set forth on Schedule 1 to the Fourth Amendment to Credit Agreement, as amended from time to time, provided that the counterparty to such contract (or a party designated by such counterparty) is the beneficiary of a letter of credit issued under the Ex-Im Facility; and (iii) all accounts receivable arising out of services rendered or goods sold by Borrower pursuant to the contacts identified in item (ii).

“Ex-Im Facility” means the Ex-Im Working Capital Guarantee Credit Agreement dated as of June 30, 2011 between Borrower and Wells Fargo pursuant to which Wells Fargo issues standby letters of credit to certain of Borrower’s non-domestic customers for the purpose of assuring Borrower’s performance of its obligations to such customers, provided that the outstanding principal balance of credit advanced thereunder shall not exceed $10,000,000 in the aggregate.

“New Subordinated Debt” means Borrower’s obligations evidenced by those certain promissory notes dated June 30, 2011 to ZM Private Equity Fund I, L.P. in the initial principal amount of $7,000,000 and to ZM Private Equity Fund II, L.P. in the initial principal amount of $3,000,000 and subordinated to the Obligations in a manner acceptable to the Administrative Agent in its sole discretion.

2.             Revised Pricing Schedule.  Schedule 1.01 to the Credit Agreement is hereby replaced with the Pricing Schedule attached hereto,

3.             Revised Compliance Certificate Form.  Exhibit C to the Credit Agreement is hereby replaced with the Exhibit C attached hereto.

4.             Section 6.01.  Section 6.01 of the Credit Agreement is amended to revise subsection (b) and to add subsections (c) and (d) as follows:

(b)           as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, unaudited quarterly consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statement of income and the statement of cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and certified by the Director of Finance or the Chief Financial Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and, with respect to such financial statements for each of the first three quarters of each year, accompanied by a review report from Borrower’s independent certified public accountant in form and substance acceptable to Required Lenders;

(c)           as soon as available, but in any event within 45 days after the end of each month, unaudited monthly consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such month, and the related consolidated and consolidating statement of income and the statement of cash flows for such month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, and certified by the Director of Finance or the Chief Financial Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, however, that upon Borrower’s completion of an aircraft sale (as properly recorded under GAAP) and receipt by Borrower of the full purchase price thereof, the reporting requirement under this subsection (c) shall terminate automatically; and

(d)           on the first Business Day of each week, Borrower shall provide Administrative Agent with an updated version of the 2011 Weekly Cash Flow Projection and Cash Flow/Revolver Availability Analysis posted on DebtX on May 3, 2011; provided, however, that upon Borrower’s completion of an aircraft sale (as properly recorded under GAAP) and receipt by Borrower of the full purchase price thereof, the reporting requirement under this subsection (d) shall terminate automatically.

5.             Section 7.01.  Section 7.01 of the Credit Agreement is amended to delete “and” at the end of subsection (p), to revise subsection (q) and to add subsection (r) to read as follows:

(q)           the Lien granted to Wells Fargo in the Ex-Im Collateral securing the credit advanced under the Ex-Im Facility; and

(r)            any Lien constituting a replacement, extension, or renewal of any Lien of the type described in clauses (a) through (q) above.

6.             Subordination of Existing Lien In Ex-Im Collateral.  Liens granted pursuant to the Loan Documents in the Ex-Im Collateral shall be junior in priority to the Lien therein granted to Wells Fargo securing the credit advanced under the Ex-Im Facility to the extent Wells Fargo has perfected its lien interest therein,

7.             Section 7.03.  Section 7.03 of the Credit Agreement is amended to delete “and” at the end of subsection (q), delete the period at the end of (r) and replace with “; and” and add the following subsection (s):

(s)           Indebtedness with respect to the Ex-Im Facility.

8.             Section 7.10.  Section 7.10 of the Credit Agreement is amended to read as follows:

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that (a) the foregoing restriction shall not apply to transactions between or among the Loan Parties; (b) the Borrower may make Investments consisting of advances and capital contributions to Non-Guarantor Subsidiaries permitted under Section 7.02 at rates of interest that the Borrower deems reasonable under the circumstances; (c) reasonable and customary fees may be paid to members of the board of directors (or similar governing body) of Borrower or any Subsidiary; (d) compensation, benefits or indemnification arrangements for officers and other employees of the Borrower or any Subsidiary may be entered into in the ordinary course of business; (e) Restricted Payments permitted hereunder may be made; (f) transactions among Subsidiaries that are not Loan Parties may be entered into; (g) the transactions contemplated hereby may be effected; (h) the Subordinated Debt (including the Collateral Subordinated Debt) may be prepaid, if (1) such prepayment is permitted under the subordination agreement with respect thereto signed by Administrative Agent, (2) no Default or Event of Default exists or would result therefrom and (3) such prepayment is from cash proceeds received by Borrower either from (A) the substantially concurrent issue of new shares of its common stock or other common Equity Interests, with minimum net cash proceeds received by Borrower from such issuance of $60,000,000 or (B) proceeds of the IPO received, with minimum net cash proceeds received by Borrower from the IPO of $60,000,000; and (i) the Collateral Subordinated Debt may be prepaid, in whole or in part, if (1) no Default or Event of Default exists or would result therefrom and (2) the amount prepaid is no longer required as cash collateral under the Ex-Im Facility.

9.             Section 7.13.  Section 7.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)           Minimum Tangible Net Worth.  As of the end of each quarter set forth below, Tangible Net Worth shall not be less than the target amount set forth below for such quarter, plus 90% of net proceeds from Borrower’s issuance of Equity Interests after April 30, 2010 (other than proceeds used substantially contemporaneously with receipt to retire or redeem Subordinated Debt and/or Series A Redeemable Preferred Stock):

Quarter Ending	Target Amount

June 30, 2012	$75,000,000

September 30, 2012 and thereafter	$100,000,000

(b)           Minimum Fixed Charge Coverage Ratio.  As of the end of each quarter set forth below, Fixed Charge Coverage Ratio shall not be less than the ratio set forth below for such quarter:

Quarter Ending	Minimum Ratio

June 30, 2011	1.10:1.00

September 30, 2011	1.40:1.00

December 31, 2011	2.00:1.00

March 31, 2012 and thereafter	1.75:1.00

(c)           Maximum Leverage Ratio.  As of the end of each quarter set forth below, the Leverage Ratio shall not be greater than the ratio set forth below for such quarter:

Quarter Ending	Maximum Ratio

June 30, 2011	5.75:1.00

September 30, 2011	5.50:1.00

December 31,2011 and thereafter	3.50:1.00

(d)           Minimum Net Income.  Borrower’s consolidated net income after taxes for each period set forth below shall not be less than the target amount set forth below for such period:

Period	Target Amount

6 months ending June 30, 2011	$(16,000,000)

9 months ending September 30, 2011	$1.00

2011	$1.00

(e)           Cure Option.  Solely for the purpose of determining compliance with the financial covenants in Section 7.13(b) and (c) during 2011 and the first quarter of 2012, Adjusted EBITDA shall include any cash equity contribution made with respect to Borrower’s common equity or additional Subordinated Debt (other than the Collateral

Subordinated Debt and the New Subordinated Debt) the proceeds of which are received on or after the effective date of the Fourth Amendment to Credit Agreement and such proceeds shall be deemed to have been received on the last day of a quarter if received not later than five Business Days after delivery of the Compliance Certificate reporting compliance (or non-compliance) with one or more of the financial covenants for such quarter.

10.          Section 8.01.  Section 8.01 of the Credit Agreement is amended to replace subsection (n) with the following:

(n)           Ex-Im Facility Default.  The occurrence of any “Event of Default” as defined in the Ex-Im Facility; or

(o)           Material Adverse Effect.  A Material Adverse Effect occurs, other than an event included within clauses (a) through (n) above.

11.          Outstanding Swing Line Loans.  On the effective date of this Fourth Amendment, all outstanding Swing Line Loans shall be refinanced with Base Rate Revolving Loans.

12.          Waiver of Ql 2011 Financial Covenants.  Borrower’s compliance with the financial covenants in Section 7.13 of the Credit Agreement as of the end of the quarter ending March 31, 2011 is hereby waived.

13.          Waiver of Certain Third Amendment Requirement.  Borrower’s compliance with Sections 3 and 5 of the Third Amendment to Credit Agreement is hereby waived.

14.          Delivery of Certain Financial Statements.  On or before June 30, 2011, Borrower shall deliver to Administrative Agent:

(a)           audited financial statements for 2010 meeting the requirements of Section 6.01(a) of the Credit Agreement; and

(b)           a review prepared by Borrower’s independent certified public accountants of Borrower’s financial statements for the quarter ending March 31, 2011, which review shall be in form and substance acceptable to Required Lenders.

15.          Updated Representations and Warranties.  Borrower represents and warrants to Administrative Agent and Lenders that the representations and warranties of Borrower contained in the Loan Documents are true and correct on and as of the effective date of this Fourth Amendment.

16.          Amendment Fee.  Upon the execution of this amendment, Borrower shall pay to Administrative Agent, for the ratable benefit of each Lender consenting to this amendment (the “Consenting Lenders”), an amendment fee of $265,000.

17.          Ratification.  Except as otherwise provided in this Fourth Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

18.          Effective Date.  This Fourth Amendment shall be effective as of the date first written above provided each of the following is completed on or before June 30, 2011:  (a) execution and delivery hereof by Borrower, Administrative Agent and the Required Lenders and by the Guarantors of the Consent and Acknowledgement of Guarantors, (b) Borrower’s payment of the amendment fee provided above, (c) receipt by Borrower of $10,000,000 of cash proceeds from the New Subordinated Debt and (d) payment to Arranger, for its account, of the fee set forth in the separate fee letter of Arranger to Borrower with respect to this Fourth Amendment.

19.          GENERAL RELEASE.  IN CONSIDERATION OF THE BENEFITS PROVIDED TO BORROWER UNDER THE TERMS AND PROVISIONS HEREOF, BORROWER AND GUARANTORS HEREBY AGREE AS FOLLOWS (“GENERAL RELEASE”):

(A)          EACH BORROWER AND GUARANTOR, FOR ITSELF AND ON BEHALF OF ITS RESPECTIVE SUCCESSORS AND ASSIGNS, DOES HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE EACH CONSENTING LENDER, ALL OF CONSENTING LENDERS’ PREDECESSORS IN INTEREST, AND ALL OF CONSENTING LENDERS’ PAST AND PRESENT OFFICERS, DIRECTORS, ATTORNEYS, AFFILIATES, EMPLOYEES AND AGENTS, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES, INDEBTEDNESS, BREACHES OF CONTRACT, BREACHES OF DUTY OR OF ANY RELATIONSHIP, ACTS, OMISSIONS, MISFEASANCE, MALFEASANCE, CAUSES OF ACTION, DEFENSES, OFFSETS, DEBTS, SUMS OF MONEY, ACCOUNTS, COMPENSATION, CONTRACTS, CONTROVERSIES, PROMISES, DAMAGES, COSTS, LOSSES AND EXPENSES, OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH (EACH, A “RELEASED CLAIM” AND COLLECTIVELY, THE “RELEASED CLAIMS”), THAT BORROWER OR ANY GUARANTOR NOW HAS OR MAY ACQUIRE AS OF THE DATE HEREOF (THE “RELEASE DATE”), INCLUDING WITHOUT LIMITATION, THOSE RELEASED CLAIMS IN ANY WAY ARISING OUT OF, CONNECTED WITH OR RELATED TO ANY AND ALL PRIOR CREDIT ACCOMMODATIONS, IF ANY, PROVIDED BY ANY CONSENTING LENDER, OR ANY OF CONSENTING LENDERS’ PREDECESSORS IN INTEREST, TO BORROWER OR ANY GUARANTOR, AND ANY AGREEMENTS, NOTES OR DOCUMENTS OF ANY KIND RELATED THERETO OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY, OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN.

(B)          EACH BORROWER AND GUARANTOR HEREBY ACKNOWLEDGES, REPRESENTS AND WARRANTS TO CONSENTING LENDERS THAT IT AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR

MISUNDERSTOOD DEFENSES AND RELEASED CLAIMS THAT ARE RELEASED BY THE PROVISIONS OF THIS GENERAL RELEASE IN FAVOR OF CONSENTING LENDERS, AND EACH BORROWER AND GUARANTOR HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS THAT IT MIGHT OTHERWISE HAVE UNDER ANY LAW WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES AND RELEASED CLAIMS.

(C)          EACH PERSON SIGNING BELOW ON BEHALF OF BORROWER OR ANY GUARANTOR ACKNOWLEDGES THAT HE OR SHE HAS READ EACH OF THE PROVISIONS OF THIS GENERAL RELEASE.  EACH SUCH PERSON FULLY UNDERSTANDS THAT THIS GENERAL RELEASE HAS IMPORTANT LEGAL CONSEQUENCES, AND EACH SUCH PERSON REALIZES THAT HE OR SHE IS CAUSING BORROWER AND/OR ONE OR MORE GUARANTORS TO RELEASE ANY AND ALL RELEASED CLAIMS THAT IT AND/OR THEY MAY HAVE AS OF THE RELEASE DATE.  EACH BORROWER AND GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO OBTAIN A LAWYER’S ADVICE CONCERNING THE LEGAL CONSEQUENCES OF EACH OF THE PROVISIONS OF THIS GENERAL RELEASE.

(D)          EACH BORROWER AND GUARANTOR HEREBY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT:  (I) NONE OF THE PROVISIONS OF THIS GENERAL RELEASE SHALL BE CONSTRUED AS OR CONSTITUTE AN ADMISSION OF ANY LIABILITY ON THE PART OF ANY CONSENTING LENDER OR OTHER PERSON RELEASED HEREBY; (II) THE PROVISIONS OF THIS GENERAL RELEASE SHALL CONSTITUTE AN ABSOLUTE BAR TO ANY RELEASED CLAIM OF ANY KIND, WHETHER ANY SUCH RELEASED CLAIM IS BASED ON CONTRACT, TORT, WARRANTY, MISTAKE OR ANY OTHER THEORY, WHETHER LEGAL, STATUTORY OR EQUITABLE; AND (III) ANY ATTEMPT TO ASSERT A RELEASED CLAIM BARRED BY THE PROVISIONS OF THIS GENERAL RELEASE SHALL SUBJECT BORROWER AND GUARANTORS TO THE PROVISIONS OF APPLICABLE LAW SETTING FORTH THE REMEDIES FOR THE BRINGING OF GROUNDLESS, FRIVOLOUS OR BASELESS CLAIMS OR CAUSES OF ACTION.

20.          One Agreement.  The Credit Agreement, as modified by the provisions of this Fourth Amendment, shall be construed as one agreement.

21.          Counterparts.  This Fourth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Fourth Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Fourth Amendment to Credit Agreement has been duly executed as of the date first written above.

BORROWER:	ERICKSON AIR-CRANE INCORPORATED

	By:	/s/ Charles E. Ryan
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ James R. Bedmark
	Title:	Senior Vice President

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ David Opatrny
	Title:	Assistant Vice President

LENDER:	BANK OF THE WEST

	By:	/s/ Sean Edwards
	Title:	Vice President

LENDER:	UNION BANK, N.A.

By:
Title:

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Daryl Hogge
	Title:	Senior Vice President

SIGNATURE PAGE

CONSENT AND ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned hereby (a) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement and consents to each modification of the Credit Agreement contained therein, (b) reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 24, 2010, (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder and (d) joins in and agrees to be bound by all of the terms and provisions of the General Release contained in Section 19 of the foregoing Fourth Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Acknowledgment to be duly executed and delivered by its duly authorized signatory as of the date first written above.

GUARANTOR:	DUTCH AIR-CRANE B.V.

	By:	/s/ Udo Rieder
	Title:	Director

GUARANTOR:	ERICKSON AIR-CRANE (MALAYSIA) SDN. BHD.

	By:	/s/ Udo Rieder
	Title:	Director

PRICING SCHEDULE

Pricing Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Letter of Credit Fee	Commitment Fee
1	Less than 3.00:1.00	275 bps	175 bps	275 bps	37.5 bps
2	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	325 bps	225 bps	325 bps	50 bps
3	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	375 bps	275 bps	375 bps	50 bps
4	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	425 bps	325 bps	425 bps	62.5 bps
5	Greater than or equal to 4.50:1.00	500 bps	400 bps	500 bps	62.5 bps

The applicable Leverage Ratio shall be the one set forth in the most recent Compliance Certificate delivered pursuant to Section 6.02(a).  Any increase or decrease resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, unless waived by the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day after the date on which such Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the applicable adjustment shall be made based upon the calculation of the Leverage Ratio contained in such Compliance Certificate.  The pricing in effect from the effective date of the Fourth Amendment to Credit Agreement through the applicable Business Day immediately following delivery of the Compliance Certificate for the period ending June 30, 2011 shall be Pricing Tier 5.

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SCHEDULE 1

TO

FOURTH AMENDMENT TO CREDIT AGREEMENT

List of Contracts Included in Ex-Im Collateral

1.             Aircraft Lease Agreement by and between Erickson Air-Crane Incorporated, a Delaware corporation, and EcoCopter Perú S.A., a Peruvian air services company with RUC Number 20492124539, entered into on the 10th of June 2011.

2.             Contract for firefighting services between Erickson Air-Crane Incorporated, a Delaware corporation, and the Greek Republic Department of Protection of Citizens, Fire Brigade B Division Logistics Financial Management and formally identified as Contract Extension # 1240/2011, with protocol No. 3271 of January 28th, 2011.

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EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date                                              ,

To:          Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                    of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1.             Accompanying this Certificate are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for month-end financial statements]

1.             Accompanying this Certificate are the unaudited financial statements required by Section 6.01(b) of the Agreement for the month ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such month and fiscal year-to-date, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such month the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one.]

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[to the best knowledge of the undersigned after due inquiry, no Default or Event of Default exists as of the date hereof]

—or

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default, its nature and status and the action that the Borrower proposes to take with respect thereto:]

4.             The representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date and except that this Certificate shall be deemed instead to refer to the last day of the most recent year or month, as the case may be, for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05(a) or 5.05(b) of the Agreement.

5.             The calculation attached hereto demonstrating Borrower’s compliance with the covenant set forth in Sections 7.13 and 7.14 of the Agreement are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date below.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Dated:                                                  ,

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